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                                                                    Exhibit 10.3


                      HORACE MANN NONQUALIFIED SUPPLEMENTAL
                           MONEY PURCHASE PENSION PLAN


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                      HORACE MANN NONQUALIFIED SUPPLEMENTAL
                           MONEY PURCHASE PENSION PLAN

                                   ARTICLE I.

                        ESTABLISHMENT AND PURPOSE OF PLAN
                        ---------------------------------

     1.1  Plan Establishment. Horace Mann Service Corporation hereby
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establishes the Horace Mann Nonqualified Supplemental Money Purchase Pension
Plan (the "Plan") effective April 1, 2002.


     1.2  Purpose of Plan. The purpose of the Plan is to provide supplemental
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retirement benefits to certain executives and other key employees of Horace Mann
Service Corporation who are members of a select group of management or highly compensated employees of Horace Mann Service Corporation within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is designed to provide certain benefits not available under the HMSC Money Purchase Pension Plan, a qualified plan under Section 401(a) of the Code, due to limitations imposed by the Code. Previously such benefits were provided as the "NQMPPP Feature" of the Horace Mann Executive Supplemental Employee Retirement Plan (the "ESERP"). The ESERP was frozen effective March 31, 2002. For those participants in the ESERP on March 31, 2002 who are also Participants in the Plan on April 1, 2002, the benefit under the ESERP represented by the value of the participant's NQMPPP Feature account (a memorandum account) as of March 31, 2002, has been transferred to the Plan as provided under the ESERP and as referenced hereunder.

                                   ARTICLE II.

                                   DEFINITIONS
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     The following terms shall have the following meanings when used herein:

     2.1  Account means a memorandum account maintained by the Committee for
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each Participant for bookkeeping purpose only, to which is credited, if applicable, the Prior Plan Benefit as of April 1, 2002 and the annual Company Contribution, and which is adjusted annually to reflect the Investment Return.

     2.2  Beneficiary means the individual, individuals, trust or estate
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designated by the Participant on the beneficiary designation form provided to the Participant (with only the last such beneficiary designation to be effective), but if the Participant has made no effective beneficiary designation as of the date of the Participant's death, then Beneficiary shall mean the beneficiary of the Participant's accrued benefit under the HMSC MPPP.

     2.3  Code means the Internal Revenue Code of 1986 as from time to time
          ----
amended.

     2.4  Committee means the Committee appointed by HMSC for the purpose of
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administering the Plan.

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     2.5  Company or HMSC means Horace Mann Service Corporation and any
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successor thereto.

     2.6  Company Contribution means the amount credited to a Participant's
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Account under the provisions of section 3.1 or 3.2, whichever applicable.

     2.7  Compensation means compensation as defined in the HMSC MPPP except not
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subject to any limitation imposed under Section 401(a)(17) of the Code.

     2.8  Eligible Participant means a Participant who is an employee of HMSC
          --------------------
and who has not been designated by HMSC as ineligible to be credited with a Company Contribution for a particular Year.

     2.9  ERISA means the Employee Retirement Income Security Act of 1974 as
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from time to time amended

     2.10 Excess Compensation means the excess of Compensation over compensation
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as defined in the HMSC MPPP.

     2.11 HMEC means Horace Mann Educators Corporation, the parent company of
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HMSC.

     2.12 HMSC MPPP means the HMSC Money Purchase Pension Plan as currently in
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effect and as from time to time amended.

     2.13 Investment Return means the positive or negative rate of return
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(taking into account earnings, gains and losses) applicable during the relevant period hereunder to those assets of the HMSC MPPP which represent contributions made to the HMSC MPPP prior to July 1, 2002 (as adjusted for earnings, gains and losses).

     2.14 Participant means an employee of HMSC (a) whose Compensation exceeds
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the maximum amount of compensation allowable to be taken into account by a qualified plan under Section 401(a)(17) of the Code, (b) who is a member of a select group of management or highly compensated employees of HMSC, and (c) who has been designated by HMSC as a participant in the Plan. Participant also includes a former employee of HMSC for whom an account is maintained under the Plan and a current employee of HMSC who is not currently an Eligible Participant but for whom an account is maintained under the Plan.

     2.15 Plan means the Horace Mann Nonqualified Supplemental Money Purchase
          ----
Pension Plan as set forth herein and as from time to time amended.

     2.16 Plan Year or Year means the 12-month period beginning each January 1
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and ending each succeeding December 31.

     2.17 Prior Plan Benefit means the benefit of a Participant under the Horace
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Mann Executive Supplemental Employee Retirement Plan ("ESERP") represented by the Participant's "NQMPPP Feature account" which benefit was transferred to the Plan pursuant to the provisions of the ESERP and credited to the Participant's Account in the Plan as of April 1, 2002.

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     2.18 Years of Vesting Service at any particular time means the same number
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of years of vesting service credited to the Participant at such time under the provisions of the HMSC MPPP.

                                  ARTICLE III.

                   COMPANY CONTRIBUTIONS AND INVESTMENT RETURN
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     3.1 Company Contributions for Eligible Participants With 5 or More Years
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of Vesting Service as of April 1, 2002. As of the last day of each Plan Year the
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Committee will credit to the Account of each Participant who (a) is an Eligible
Participant as of such day, and (b) as of April 1, 2002 had 5 or more Years of Vesting Service, an amount equal to a percentage of the Participant's Excess Compensation for such Plan Year as determined under the following schedule:

                  Vesting Service Completed by              Amount of Employer's
                  Participant                               Contribution

                  5 years but less than 15 years            6%
                  15 years or more                          7%

         Notwithstanding the preceding provisions of this section 3.1, if a Participant terminates employment prior to the last day of the Plan Year and (a) the Participant was an Eligible Participant immediately prior to such Participant's termination of employment, and (b) the Participant had 5 or more Years of Vesting Service as of April 1, 2002, then the Committee will credit to the Account of the Participant as of the date of the Participant's termination of employment a percentage of the Participant's Excess Compensation for such Plan Year, if any, determined in accordance with the preceding schedule under this section 3.1.

     3.2 Company Contributions for Eligible Participants With Less Than 5 Years
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of Vesting Service as of April 1, 2002. As of the last day of each Plan Year the
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Committee will credit to the Account of each Participant who (a) is an Eligible
Participant as of such day, or if a Participant terminated employment during the Plan Year then was an Eligible Participant immediately prior to such termination of employment, and (b) as of April 1, 2002 had less than 5 Years of Vesting Service, an amount equal to 5% of the Participant's Excess Compensation for such Plan Year. Notwithstanding the preceding sentence of this section 3.2, if a Participant terminates employment prior to the last day of the Plan Year and (a) the Participant was an Eligible Participant immediately prior to such Participant's termination of employment, and (b) the Participant had less than 5 Years of Vesting Service as of April 1, 2002, then the Committee will credit to the Account of the Participant as of the date of the Participant's termination of employment an amount equal to 5% of the Participant's Excess Compensation for such Plan Year, if any.

     3.3 Adjustments to Accounts for Investment Return. As of the last day of
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each Plan Year, or if a Participant terminates employment during the Plan Year then as of the date of

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the Participant's termination of employment, a Participant's Account shall be adjusted to reflect the Investment Return applicable to the Participant's Account for the Plan Year as determined by the Committee. The Investment Return with respect to amounts credited to an Account as of the first day of a Plan Year and as of the last day of a Plan Year shall be credited as an annual return. The Investment Return with respect to amounts credited to a Participant's Account for only a portion of the Plan Year shall be determined based only upon such portion of the Plan Year.

                                   ARTICLE IV.

                            DETERMINATION OF BENEFIT
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     4.1 Vesting. A Participant who is fully vested under the provisions of the
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HMSC MPPP at any particular time shall also be fully vested at such time in such
Participant's benefit under the Plan.

     4.2 Amount of Benefit. The amount of the benefit of a Participant who is
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fully vested hereunder shall be equal to the amount credited to the
Participant's Account as of the date of the Participant's termination of employment after all credits and adjustments to the Participant's Account to be made under the provisions of Article III have been made.

                                   ARTICLE V.

                               PAYMENT OF BENEFIT
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     5.1 Time of Payment of Benefit. A fully vested Participant's benefit
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hereunder as determined under section 4.2 will be paid to the Participant no later than ninety (90) days following the Participant's termination of employment with the Company.

     5.2 Method of Payment of Benefit. A Participant's benefit hereunder will be
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paid in the form of a lump sum cash payment.

     5.3 Death of Participant. In the event of a fully vested Participant's
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termination of employment on account of the Participant's death, the benefit that would have been paid to the Participant hereunder had the Participant not died but terminated employment on the date of the Participant's death will be paid to the Participant's Beneficiary. In the event of the death of a fully vested Participant after the Participant's termination of employment and prior to the payment to the Participant of the Participant's benefit hereunder, the benefit that would otherwise have been paid to the Participant hereunder will be paid to the Participant's Beneficiary.

     5.4 Special Rule Upon Change of Control. If the Plan is terminated and not
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replaced as a result of a Change of Control of Horace Mann Educators Corporation
(the parent company of HMSC), or as a result of a divestiture of HMSC by Horace Mann Educators Corporation, every Participant will receive a lump sum payment of his or her benefit determined hereunder as of the date of the termination of the Plan after all credits and adjustments to the

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Participant's Accounts to be made under the provisions of Article III, if any, have been made. All such payments will be made in a reasonable period after the triggering event has occurred.

     A Change of Control shall be deemed to have occurred if (a) there shall be consummated (1) any consolidation or merger of HMEC in which HMEC is not the continuing or surviving corporation, or pursuant to which shares of HMEC's common stock would be converted into cash, securities or other property, other than a merger of HMEC in which no HMEC shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in HMEC immediately prior to such merger by ten percent (10%) or more, or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of HMEC; (b) the shareholders of HMEC approve any plan or proposal for the liquidation or dissolution of HMEC which is a part of a sale of assets, merger, or reorganization of HMEC or other similar transaction; (c) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of HMEC that represent 51 % or more of the combined voting power of HMEC's then outstanding securities; or (d) a majority of the members of HMEC's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated by HMEC for election by its shareholders.

                                   ARTICLE VI.

                                 ADMINISTRATION
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     6.1 Committee Authority. The Committee is the Plan Administrator of the
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Plan. The Committee is authorized to establish rules and procedures as it deems advisable or necessary for the administration of the Plan. The Committee has the sole and absolute discretion to construe and interpret the Plan. In the administration of the Plan the Committee may, from time to time, (a) delegate its duties, (b) employ agents and delegate to them such duties as it sees fit, and (c) consult with legal counsel.

     6.2 Claims Procedure. If a Participant believes he or she is being denied a
         ----------------
benefit to which he or she is entitled under the Plan, the Participant may file a written request for such benefit with the Committee setting forth his or her claim. Upon receipt of the claim, the Committee shall advise the Participant that a reply will be forthcoming within ninety (90) days and shall deliver such reply within such period, unless Committee extends the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee shall so advise the Participant in writing setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of the Plan on which such denial is based; (c) a description of any additional material or information necessary for the Participant to perfect his or her claim and an explanation why such material or such information is necessary; and (d) appropriate information as to the steps to be taken if the Participant wishes to submit the claim for review. Any request for review must be submitted in writing by the Participant to the Committee in care of the Committee at its principal place of business within sixty (60) days after the receipt by the Participant of the denial of the Participant's claim. The

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Participant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Participant does not request a review of the Committee's determination within such sixty (60) day period, the Participant shall be barred and estopped from challenging the Committee's determination. Within sixty (60) days after the Committee's receipt of a request for review, it will review its determination. After considering all materials presented by the Participant, the Committee will render a written opinion, written in a manner calculated to be understood by the Participant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Participant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     7.1 Amendment or Termination. The Company reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the board of directors of the Company and shall be effective as of the date of such resolution.

     7.2 No Contract of Employment. Nothing contained in this Plan will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.

     7.3 Unfunded. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The Plan does not have a trust or trust fund arrangement. No Participant or Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

     7.4 Nonalienation of Benefits. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

     7.5 Taxes. The Company will cause taxes (including, but not limited to, employment taxes or federal or state income taxes) to be withheld from amounts paid hereunder as required

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by law. A Participant should seek the advice of a tax consultant or financial advisor regarding his or her personal tax situation.

     7.6 No Trust Relationship. Nothing contained herein and no actions taken pursuant to the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant. The Company shall not be considered a trustee by reason of any provision of this Plan.

     7.7 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of section 5.4.

     7.8 Governing Law. The Plan is established under and will be construed according to the laws of the State of Illinois, to the extent that such laws are not preempted by ERISA, and regulations thereunder.

     7.9 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     7.10 Limitations on Liability and Indemnification. Notwithstanding any of the preceding provisions of the Plan, neither the Company, Plan Administrator, nor any individual acting as an employee or agent of the Company or as a member of the Pension Committee shall be liable to any Participant, former Participant, surviving spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan. Further, the Company shall indemnify and hold harmless each member of the Committee, the Plan Administrator, and each officer and employee of the Company to whom are delegated duties, responsibilities and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such person (including but not limited to reasonable attorney fees) which are not the result of intentional acts knowingly in violations of the Plan or the law.

     7.11 Headings. The headings of articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

Executed effective as of April 1, 2002.

                                            HORACE MANN SERVICE CORPORATION


                                            By:  /s/ Kathryn E. Karr
                                                --------------------------------

                                                 Plan Administrator
                                                --------------------------------

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